UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 11, 2021

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

SOUTHWESTERN ELECTRIC POWER COMPANY

Delaware	1-3146	72-0323465
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
American Electric Power Company, Inc.	6.125% Corporate Units	AEPPL	The NASDAQ Stock Market LLC
American Electric Power Company, Inc.	6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 8.01.Other Events

Reference is made to page 164 of the Form 10-Q for the period ended June 30, 2021 of American Electric Power Company (AEP) and of Southwestern Electric Power Company (SWEPCo) under ‘SWEPCo Rate Matters (Applies to AEP and SWEPCo)’ and the subheading ‘2012 Texas Base Rate Case’ for a discussion of SWEPCo’s Turk Plant and its base rate filing with the Public Utility Commission of Texas (PUCT).

Previously, the PUCT imposed a cap on the recovery of jurisdictional capital costs for the Turk Plant of $1.522 billion (the Texas Capital Cost Cap) that also limited SWEPCo’s recovery of Allowance for Funds Used During Construction (AFUDC). Upon rehearing in 2014, the PUCT determined that AFUDC was excluded from the Turk Plant’s Texas Capital Cost Cap and that decision was upheld by the Texas District Court in 2017. Subsequently, intervenors filed appeals with the Texas Third Court of Appeals.

On August 11, 2021 the Texas Third Court of Appeals reversed the Texas District Court’s judgment affirming the PUCT’s order on AFUDC, concluding that the language of the PUCT’s original 2008 order intended to include AFUDC in the Texas Capital Cost Cap, and remanded the case to the PUCT for further proceedings. SWEPCo disagrees with the Court of Appeals decision and expects to challenge the ruling.

If SWEPCo is ultimately unable to recover capitalized Turk Plant costs including AFUDC in excess of the Texas Capital Cost Cap it would result in a pre-tax net disallowance ranging from $80 million to $100 million. In addition, if AFUDC is ultimately determined to be included in the Texas Capital Cost Cap, SWEPCo estimates it may be required to make customer refunds ranging from $0 million to $160 million related to revenues collected from February 2013 through July 2021 and such determination may reduce SWEPCo’s future revenues by approximately $15 million on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
SOUTHWESTERN ELECTRIC POWER COMPANY

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

August 16, 2021